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                                                                   Exhibit 24(a)




                             THE GORMAN-RUPP COMPANY

                             Secretary's Certificate

         The undersigned, David P. Emmens, hereby certifies (i) that he is the duly elected, qualified and acting Corporate Secretary of The Gorman-Rupp Company; and (ii) that attached hereto as Exhibit A is a true and correct copy of certain resolutions duly adopted by the Company's Board of Directors by an Action of the Directors Without a Meeting dated as of May 9, 2003, which resolutions have not been amended, rescinded or modified and are in full force and effect on the date hereof.

         IN WITNESS WHEREOF, I have hereunto signed this Secretary's Certificate this 27th day of May, 2003.


                                            /s/ DAVID P. EMMENS
                                            -----------------------------------
                                                 David P. Emmens,
                                                 Corporate Secretary



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                                                                       Exhibit A




                             THE GORMAN-RUPP COMPANY


                    Action of the Directors Without a Meeting


         Pursuant to Section 1701.54 of the Ohio Revised Code and Article II,
Section 4 of the Company's Regulations, the undersigned being all of the Directors of The Gorman-Rupp Company, an Ohio corporation (the "Company"), hereby adopt, by this written action in lieu of a meeting, the following resolutions with the same force and effect as if they had been adopted at a duly convened meeting of the Board of Directors:

         RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to prepare and cause to be prepared, executed and filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 (or such other form as counsel to the Company may advise as appropriate) for the purpose of registering (i) the Company's Common Shares to be offered under the Company's 401(k) Plan, and (ii) an indeterminate amount of interests in such Plan that are separate securities, and to make such changes therein as they may deem necessary or advisable, and to do or cause to be done all things necessary or advisable in order to effect the registration under such Act of the Company's Common Shares to be offered under such Plan and the interests in such Plan, and to take any and all action deemed necessary or advisable by such officers to continue such Registration Statements in effect, including the filing of one or more post-effective amendments thereto.

         FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to take or cause to be taken any and all actions that they may deem necessary or advisable in order to effect the registration, qualification or exemption of part or all of the Company's Common Shares to be offered under the Company's 401(k) Plan, and an indeterminate amount of interests in such Plan that are separate securities, to be offered under the securities or Blue Sky laws of any jurisdiction of the United States of America, or Canada; and in connection therewith, to execute, acknowledge, verify, deliver, file and publish all such applications, reports, issuers' covenants, resolutions and other papers and instruments as may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration, qualification or exemption for as long as they may deem to be in the best interests of the Company.

         FURTHER RESOLVED, that Jeffrey S. Gorman, David P. Emmens and Anthony
R. Moore, and each of them, hereby are appointed as attorneys for the Company, with full power of substitution and resubstitution, for and in the name, place and stead of the Company, to sign



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and file the aforesaid Registration Statements and any and all supplements, amendments (including post-effective amendments), exhibits and consents thereto, and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to such Registration Statements or the securities covered thereby; and to sign and file any and all applications, reports, covenants, resolutions and other papers and instruments in order to effect the foregoing registration, qualification or exemption under the securities or Blue Sky laws of any jurisdiction of the United States of America, or Canada, with full power and authority to do and perform any and all acts and things whatsoever necessary or advisable to be done in the premises, and each such act by each such attorney hereby is ratified and approved.

         FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to execute a Power of Attorney evidencing the foregoing appointment.

         FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized, for and on behalf of the Company, to take any and all action that they may deem necessary or advisable in order to register the Company as a dealer or broker in any jurisdiction wherein such registration is necessary or advisable in order to permit sales of the foregoing Common Shares of the Company to be offered under the Company's 401(k) Plan, and an indeterminate amount of interests in such Plan that are separate securities; and in connection therewith, to execute, acknowledge, verify, deliver, file and publish all applications, reports, covenants, resolutions and other papers and instruments as may be necessary or advisable under the securities or other laws of such jurisdictions, and take any and all further action which they may deem necessary or advisable in order to maintain any such registration for as long as they may deem to be in the best interests of the Company.

         FURTHER RESOLVED, that if any jurisdiction in which any of the foregoing applications, reports or other documents are filed prescribes a form of resolution or resolutions to be adopted by the Directors of the Company, such form of resolution or resolutions shall be deemed to have been and hereby is adopted, and the Corporate Secretary of, or any attorney appointed for, the Company hereby is authorized and directed to certify the adoption of all such resolutions as though such resolutions were adopted hereby, and all such resolutions hereby are ordered to be annexed to the minutes of this meeting.

         FURTHER RESOLVED, that the executive officers of the Company, and each of them, hereby are authorized and directed, for and on behalf of the Company, to execute and deliver all such documents and instruments and take all such actions as the officer or officers so acting may approve as being necessary or advisable to accomplish the purposes of any of the foregoing resolutions or otherwise to consummate any of the transactions or other acts contemplated thereby or incident thereto, and the execution and delivery of any such document or instrument or taking of any such action by them, or any of them, shall be conclusive evidence of the approval of the officer or officers so acting and of their authority so to act.



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         EXECUTED as of the 9th day of May, 2003.

                                    Directors


/s/ JEFFREY S. GORMAN                     /s/ JAMES C. GORMAN
-------------------------------------     -------------------------------------
Jeffrey S. Gorman                         James C. Gorman


/s/ THOMAS E. HOAGLIN                     /s/ CHRISTOPHER H. LAKE
-------------------------------------     -------------------------------------
Thomas E. Hoaglin                         Christopher H. Lake


/s/ PETER B. LAKE                         /s/ RICK R. TAYLOR
-------------------------------------     -------------------------------------
Peter B. Lake                             Rick R. Taylor


/s/ W. WAYNE WALSTON                      /s/ JOHN A. WALTER
-------------------------------------     -------------------------------------
W. Wayne Walston                          John A. Walter